Exhibit 99.1

For Immediate Release

Contact:	Lee Underwood External Communications (706) 644-0528

Synovus to Acquire Entaire Global Companies, Inc.

COLUMBUS, GA, AUGUST 18, 2016 — Synovus Financial Corp. (NYSE: SNV) today announced a definitive agreement to acquire Entaire Global Companies, Inc. (“Entaire”), an Atlanta-based specialty financial services company.

Entaire is a private life insurance premium finance lender providing fully collateralized, non-mortality-based loans to commercial borrowers through its principal subsidiary, Global One. Entaire lends primarily to small businesses, with all loans collateralized by cash value life insurance policies issued by investment grade insurance companies.

“The addition of Entaire aligns well with our strategy for building balance sheet strength and further diversifying our loan portfolio,” said Kessel D. Stelling, chairman and CEO of Synovus. “We are excited about the solid growth potential Entaire provides, and about the combining of our similar cultures that are deeply rooted in service to customers, team members, and communities. We look forward to welcoming the Entaire team into the Synovus family.”

“Synovus’ financial strength and its legacy of personal service make it an ideal partner for Entaire and Global One,” said Jonathan D. Rosen, chairman and CEO of Entaire. “We are pleased to be joining the company and look forward to making a significant contribution to its future. We are also excited that this partnership will allow us not only to continue offering the same great products and services, but also to benefit from Synovus’ strong culture and talent.”

The anticipated benefits of the transaction to Synovus include:

●	A locally-based, nationwide specialty lending team with significant industry experience;

●	A business that provides an attractive risk return profile and adds diversity to the company’s loan portfolio;

●	An opportunity to deploy capital into a growing market segment without impacting the company’s existing capital plan, which was announced in October 2015; and

●	Projected immediate accretion to EPS, ROE, and ROA(1), with minimal dilution to tangible book value per share.

Under the terms of the agreement, Synovus will acquire Entaire for an up-front payment of $30 million in common stock and cash, with additional payments to Entaire’s stockholders over the next three to five years based on Entaire’s earnings. Entaire’s key management has signed long-term employment agreements with Synovus. The transaction is expected to close in the beginning of the fourth quarter of 2016, subject to customary closing conditions, including approval of Entaire stockholders. A fact sheet on the transaction is attached to this press release.

Barclays Capital served as financial advisor to Synovus in this transaction.

(1)	Accretion excludes merger-related costs expected to occur in 4Q2016.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $29 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally-branded divisions, 253 branches, and 335 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as one of America’s Most Reputable Banks by American Banker and the Reputation Institute in 2015 and 2016. Synovus is on the web at synovus.com, on Twitter @synovus, and on LinkedIn at http://linkedin.com/company/synovus.

Entaire Global Companies, Inc. a privately held, diversified financial services holding company specializing in asset-based lending, is headquartered in Dunwoody, Georgia. Entaire, through its subsidiaries, originates, structures, and services insurance-backed loans to a diverse base of corporate clients. Entaire’s affiliations with leading domestic and international financial institutions, and its rapid growth trajectory distinguish it as a leading independent provider of life insurance-based premium financing in the U.S. market. Entaire is on the web at www.entaire.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding the impact of the foregoing transaction to earnings per share, return on equity, return on assets, dilution to tangible book value, internal rates of return and the projected earnback; our expectations on loan growth, growth strategy and future profitability; our expectations regarding the closing of the foregoing transaction, the benefits of the proposed transaction and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risk that the closing conditions to the proposed transaction may not be satisfied, the length of time necessary to consummate the proposed transaction, difficulties and delays in integrating the Entaire business, the risk that the benefits from the proposed transaction may not be fully realized or may take longer than expected to be realized, business disruption following the proposed transaction, inability to retain key employees following the proposed transaction, the diversion of management’s attention as a result of the proposed transaction and the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.